Exhibit 23.2

[KPMG LLP Letterhead]

Consent of Independent Auditors

The Board of Directors

Troy Financial Corporation:

We consent to incorporation by reference in the Registration Statement on Form S-4 related to the registration of shares for the merger between First Niagara Financial Group, Inc. and Troy Financial Corporation of our report dated November 8, 2002, relating to the consolidated statements of financial condition of Troy Financial Corporation and subsidiaries as of September 30, 2002 and 2001, and the related consolidated statements of income, changes in shareholders’ equity and cash flows for each of the three years in the three-year period ended September 30, 2002, which report appears in the September 30, 2002 annual report on Form 10-K of Troy Financial Corporation, incorporated by reference herein, and to the reference to our firm under the heading “Experts” in the Prospectus.

Our report refers to the Company’s adoption of changes in accounting for goodwill and other intangible assets.

/s/    KPMG LLP

Albany, N.Y.

September 19, 2003